Exhibit 99.1

For Immediate Release                          CONTACTS
                                               --------
                                               Constellation Media Relations:
                                               Philippa Dworkin -- 585-218-3733
                                               Mike Martin -- 585-218-3669
                                               Constellation Investor Relations:
                                               Lisa Schnorr -- 585-218-3677
                                               Mondavi Media Relations:
                                               Hilary Martin - 707-251-4487
                                               Mondavi Investor Relations:
                                               Robert Philipps - 707-251-4850

                         CONSTELLATION AND MONDAVI SIGN
                           DEFINITIVE MERGER AGREEMENT

     -- Constellation Brands, Inc. to Acquire The Robert Mondavi Corporation
 -- $1.36 Billion Transaction Provides Mondavi Shareholders With Superior Value
                   -- Robert Mondavi Portfolio Remains Intact

     FAIRPORT, N. Y., Nov. 3, 2004 - Constellation Brands, Inc. (NYSE: STZ, ASX:
CBR) and The Robert Mondavi Corporation (NASDAQ: MOND) announced today that the two companies have signed a definitive merger agreement in which Constellation will acquire all the outstanding shares of Mondavi at a price of $56.50 per share in cash for Mondavi's Class A common stock and $65.82 per share in cash for Mondavi's Class B common stock. The total value of this transaction is approximately $1.36 billion, including approximately $1.03 billion of equity on a fully diluted basis plus the assumption of approximately $325 million of Mondavi net debt.

     The combination will keep the Robert Mondavi portfolio intact and expand Constellation's fine wine offerings. It also brings together complementary wine assets, including vineyards, production facilities and distribution capabilities that will strengthen Constellation's portfolio and the Robert Mondavi brand. Upon completion of the transaction, Constellation will offer an unmatched wine portfolio.

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     "This is history in the making," stated Constellation Brands Chairman and
Chief Executive Officer Richard Sands. "Constellation and The Robert Mondavi Corporation are two innovative, energetic, and solidly growing companies with a combined total of nearly 100 years of wine making experience. This once-in-a-lifetime combination will preserve and enhance the heritage of both companies by producing outstanding wine for generations to come. I am particularly pleased that Robert G. Mondavi has agreed to remain involved in the business and serve as the brand's ambassador working out of his office in the Robert Mondavi Winery.

     "We believe this is a terrific outcome that best serves the interests of Constellation and The Robert Mondavi Corporation employees, customers, shareholders and consumers. We understand and appreciate the long, rich history of the Mondavi family, the Robert Mondavi brand and the contributions of The Robert Mondavi Corporation's dedicated employees. We fully support the fine wine vision of the Robert Mondavi Winery and are committed to further enhancing the prestige of this flagship Winery, as well as giving the Robert Mondavi brand the recognition it deserves throughout the world. We fully expect that as part of the Constellation family the Robert Mondavi name will continue to be associated with the highest in quality and will remain an industry leader," concluded Sands.

     "After careful consideration of our strategic alternatives, o ur Board of Directors concluded that this transaction with Constellation is in the best interests of The Robert Mondavi Corporation's shareholders, employees and the Robert Mondavi brand," said Ted Hall, chairman of the board for The Robert Mondavi Corporation. "The Robert Mondavi Corporation's shareholders are receiving a significant cash premium for their Mondavi investment. This combination will create long-term benefits for the Robert Mondavi brand, as well as for all of the products in the company's portfolio. We look forward to a rapid completion of this transaction and to working with Constellation to ensure the smoothest transition possible."

     The transaction will be accretive to Constellation's comparable earnings per share in the first full fiscal year, and it is not conditioned on financing because Constellation has received commitments for the financing necessary to complete the transaction.

     The merger agreement, which was approved by the Board of Directors of both companies, is subject to the approval of the holders of a majority of class A shares (other than holders of class A shares who are also recordholders o f class B shares), as well as conditions customary to transactions of this type, including governmental and regulatory approvals. In that regard, holders of a majority of the outstanding class B shares have agreed to vote in favor of the merger. In connection with the transaction, The Robert Mondavi Corporation's board announced that it will no longer seek shareholder approval for its proposed reincorporation and recapitalization plan, and intends to postpone its annual meeting of shareholders that had been scheduled for Nov. 30, 2004. The companies expect to complete the transaction by the end of 2004 or early 2005.

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About The Robert Mondavi Corporation
------------------------------------

     The Robert Mondavi Corporation produces and markets wines under the following labels: Woodbridge Winery, Robert Mondavi Private Selection, Robert Mondavi Winery, La Famiglia, Kirralaa, Byron Vineyards and Winery, Io, Arrowood Vineyards and Winery and Grand Archer by Arrowood. The company also produces Opus One, in partnership with the Baroness Philippine de Rothschild of Chateau Mouton Rothschild of Bordeaux, France; Luce, Lucente, Danzante, and the wines of Tenuta dell'Ornellaia, in partnership with the Marchesi de' Frescobaldi of Tuscany, Italy; and Sena and Arboleda, in partnership with the Eduardo Chadwick family of Vina Errazuriz in Chile. In addition to the partnership wines, Robert Mondavi Imports represents the wines of Marchesi de' Frescobaldi, Attems and Caliterra in the United States. For more information about The Robert Mondavi Corporation and its products, visit the company's Web site at www.robertmondavi.com.

About Constellation Brands, Inc.
--------------------------------

     Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories. Constellation Brands is also the largest fine wine company in the United States. Well-known brands in Constellation's beverage alcohol portfolio include: Corona Extra, Pacifico, St. Pauli Girl, Black Velvet, Fleischmann's, Mr. Boston, Paul Masson Grande Amber Brandy, Franciscan Oakville Estate, Estancia, Simi, Ravenswood, Blackstone, Banrock Station, Hardys, Nobilo, Alice White, Vendange, Almaden, Arbor Mist, Stowells and Blackthorn. For more information about Constellation Brands and its products, visit the company's Web site at www.cbrands.com.

Forward Looking Statements
--------------------------

     This press release contains certain comments or "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these risks and uncertainties include factors relating to Constellation's ability to consummate the transaction, integrate Mondavi's business successfully and realize expected synergies, the continued strength of Mondavi's relationships with its employees, suppliers and customers, and the accuracy of the basis for forecasts relating to Mondavi's business. For additional information about risks and uncertainties that could adversely affect Constellation's forward-looking statements, please refer to Constellation's and Mondavi's publicly available reports filed with the SEC, including the most current annual report, 10-K and 10- Q which contain a discussion of additional factors that may affect Constellation's business. These factors could cause actual future performance to differ from current expectations. Constellation does not undertake to update any forward-looking statements.



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Conference Call
---------------

     A conference call to discuss the transaction is scheduled on Nov. 3, 2004, at 5:30 p.m. (Eastern). The conference call can be accessed by dialing 800-860-2442 (U.S. dial- in) or 412-858-4600 (international dial-in) beginning 10 minutes prior to the start of the call. A live listen-only web cast of the conference call, together with a copy of this media release, is available on the Internet at Constellation's web site: www.cbrands.com under "Investors." A telephone replay will be available beginning at 8:00 p.m. Eastern today through Nov. 10, 2004 at 877-344-7529 (U.S.) or 412-317-0088 (international). The conference I.D. for the replay is 358916. A web cast replay will be available at www.cbrands.com.

Constellation will provide B-Roll of company footage at the following domestic and international coordinates today:

         SATELLITE UPLINK FOR CONSTELLATION BRANDS B-ROLL

         DOMESTIC
         --------
         Wednesday, November 3, 2004
         6:30 PM to 7:00 PM EST
         KU-Band SBS 6: Transponder K02
         Downlink Frequency: 11749.5 MHz Vertical

         INTERNATIONAL
         -------------
         Wednesday, November 3, 2004
         23:30 to 00:00 GMT
         Pan Am Sat 8 Transponder C15 slot D at 166 degrees East
         Downlink Frequency: 4013.500 MHz Vertical
         Reference Pan Am Sat order numbers: 1080 and 1084

If you have technical questions or problems with the B-Roll satellite feed, call the satellite uplink hotline at (U.S.) 585-258-0355 or (International) 707-251-1000 or 707-251-1101 or 404-381-2340.

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